EXHIBIT 99.A
News
For Immediate Release
El Paso Corporation Forecasts Improved Growth Outlook
HOUSTON, January 24, 2008—El Paso Corporation (NYSE:EP) announced today an improved growth outlook for its pipeline and E&P businesses, as well as financial and operational highlights for 2008.
Financial Highlights
•	2008 EPS from continuing operations — $1.00 to $1.10

•	2008 cash flow from operations — $2.1 billion to $2.3 billion

•	2008 capital program — $3.4 billion

•	2007 — 2012 Pipeline EBIT CAGR objective: 6 — 8 percent

•	2007 — 2010 E&P production growth objective: 8 — 12 percent
“Our 2007 results mark five consecutive years of improved financial and operating performance for Team El Paso,” said Doug Foshee, president and chief executive officer of El Paso Corporation. “As we move into 2008, for the first time in many years El Paso has visible, multi-year growth in both of our core businesses. In spite of having put more than $500 million of growth projects from our pipeline backlog in service during 2007, we ended the year having grown that backlog from $2 billion to $3 billion. This means a higher growth rate for the pipelines from known projects, with more on the horizon. The E&P business hit its targets in 2007, including being above the high end of the targeted range for production volumes including the Peoples acquisition, and the upper end of our range excluding this acquisition. And the results of the portfolio work done during the year allow us to increase our multi-year growth rates in E&P meaningfully. Finally, we structured El Paso Pipeline Partners with built-in growth, and we are committed to work to raise the distributions for its unit holders.”

Business Plan Highlights
Pipeline Group — Visible Growth through 2012
El Paso’s Pipeline Group is targeting 2008 EBIT of $1.25 billion to $1.3 billion with a $1.6 billion capital budget. Approximately $400 million of the budget is maintenance capital with $1.2 billion allocated to growth projects. The 2008 pipeline capital program is the largest in El Paso’s history, and it reflects the depth of the company’s committed project backlog. During 2008, the company expects to complete seven growth projects at a total capital cost of $575 million.
As noted earlier, the Pipeline Group has $3 billion of committed pipeline, storage, and LNG projects. These are expected to result in a 6 to 8 percent average EBIT growth rate through 2012, before considering potential sales to El Paso Pipeline Partners. The new growth target is up from the 4 to 6 percent projection made in 2007.
Exploration and Production — Solid Growth through 2010
El Paso Exploration & Production made significant progress in 2007 and achieved its stated operational targets. Production averaged 862 million cubic feet equivalent per day (MMcfe/d), including the company’s proportionate share of production (70 MMcfe/d) in Four Star Oil & Gas Company (Four Star) and 17 MMcfe/d from the Peoples acquisition. This total represents an 8-percent increase over 2006 production levels. Per-unit lease operating expense declined 7 percent to $0.88 per thousand cubic feet equivalent. In addition, El Paso expects to meet or exceed its 1 to 5 percent reserve growth target, without the reserve additions associated with the Peoples acquisition. Note that 2007 figures are current estimates and subject to change up to the filing of the 2007 Form 10-K.
The E&P 2008 capital budget is $1.7 billion, with roughly $500 million allocated to growth. Onshore will continue to receive the highest allocation of exploration and development capital with approximately $580 million targeted towards highly repeatable drilling projects. Texas Gulf Coast will spend $385 million, with a significant portion of the capital targeted to developing properties acquired in 2007. Gulf of Mexico spending is planned at $235 million, with lower activity following the expected downsizing of operations. Internationally, El Paso will spend $310 million, with the majority of capital devoted to the development of the Pinauna and Bia projects. The company will complete its seismic evaluation in Egypt, and is expected to drill two exploration wells in the second half of 2008.

Portfolio high grading efforts will improve the growth profile, as well as the predictability and consistency of El Paso’s E&P operations. In 2008, El Paso expects to produce 870-930 MMcfe/d, including its proportionate interest in Four Star. The impact of the company’s portfolio high grading and the improvements to its overall inventory enable El Paso to project an average 2007 — 2010 growth rate of 8 to 12 percent from its new asset base. The new base showing 2007 adjusted production is as follows:

MMcfe/d
Reported Production	862
Less: Divestiture Properties	116
Plus: Peoples Acquisition	52

Adjusted 2007 Base Production	798
The 2008 objectives above assume commodity prices of $7.50 per million British thermal units (MMBtu) for natural gas (Henry Hub) and $70.00 per barrel for oil (WTI). These projections also assume the close of El Paso’s planned domestic E&P divestitures on March 31, 2008. El Paso previously announced agreements to sell certain Onshore and Texas Gulf Coast properties for $517 million and is currently negotiating the sale of certain Gulf of Mexico properties. If the company does not sell the Gulf of Mexico properties, El Paso’s earnings, operating cash flow, and per-unit operating expenses would all be higher than stated.
Through price risk management activities, El Paso has established an average floor price of $7.92 per MMBtu on 141 billion cubic feet (Bcf) and an average ceiling price of $10.05 per MMBtu on 141 Bcf of 2008 natural gas production. The floor volumes represent approximately 54 percent of the company’s estimated domestic natural gas production for the year, including Four Star. El Paso has also established hedges for approximately 3.7 million barrels of oil with an average floor of $80.84 per barrel and an average ceiling of $81.44 per barrel, representing approximately 73 percent of domestic oil production.
Webcast Information
El Paso Corporation has scheduled a live webcast for January 24, 2008, beginning at 9:00 a.m. Eastern Time, 8:00 a.m. Central Time, which may be accessed online through El Paso’s Web site at www.elpaso.com in the Investors section. During the webcast, management will refer to slides that will be posted on the Web site. The slides will be available one hour before the webcast and can be accessed in the Investors section. A limited number of telephone lines will also be available to participants by dialing (888) 710-3574 (conference ID #31643653) ten minutes prior to the start of the webcast.
A replay of the webcast will be available online through the company’s Web site in the Investors section. A telephone audio replay will be also available through January 31, 2008 by dialing (800) 642-1687 (conference ID #31643653). If you have any questions regarding this procedure, please contact Margie Fox at (713) 420-2903.
El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner. The company owns North America’s largest interstate natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.
Cautionary Statement Regarding Forward-Looking Statements
This presentation includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this presentation, including, without limitation, changes in reserve estimates based upon internal and third party reserve analyses; our ability to meet production volume targets in our Exploration and Production segment; our ability to obtain necessary governmental approvals for proposed pipeline E&P projects and our ability to successfully construct and operate such projects; the risks associated with recontracting of transportation commitments by our pipelines; regulatory uncertainties associated with pipeline rate cases; actions by the credit rating agencies; the successful close of our financing transactions; our ability to close our announced asset sales on a timely basis; changes in commodity prices and basis differentials for oil, natural gas, and power; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis or at all; general economic and weather conditions in geographic regions or markets served by the company and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; competition; and other factors described in the company’s (and its affiliates’) Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.
Contacts:
El Paso Corporation
Investor-Media Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Media Relations
Bill Baerg, Manager
Office: (713) 420-2906

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